EXHIBIT 10.7.1
AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS    AMENDMENT    TO    AGREEMENT    OF    PURCHASE    AND    SALE    (this
“Amendment”), is dated as of February 28, 2024 (the “Effective Date”), by and between PIM BOSTON BACK BAY LLC, a Delaware limited liability company (“Fee Owner”) and PIM TRS BOSTON BACK BAY LLC, a Delaware limited liability company (“Operating Lessee”, and together with Fee Owner, collectively, “Seller”), and BEANTOWN HOTEL OWNER LLC, a Delaware limited liability company (“Purchaser”).
W I T N E S S E T H :
WHEREAS, Seller and Purchaser entered into that certain Agreement of Purchase and Sale, dated as of January 29, 2024 (the “Purchase Agreement”); and
WHEREAS, Seller and Purchaser now desire to amend the Purchase Agreement as hereinafter provided.
NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller do hereby covenant and agree as follows:
1.Incorporation of Recitals; Capitalized Terms. The foregoing recitals are incorporated into this Amendment in their entirety. All capitalized terms used in this Amendment but not specifically defined herein shall have the meanings set forth for the same in the Purchase Agreement.
2.Purchase Price. The definition of “Purchase Price” in Section 1.1 of the Purchase Agreement is hereby deleted and replaced in its entirety by the following:
“Purchase Price” shall mean One Hundred Seventy-One Million Dollars ($171,000,000.00) payable in the manner described in Section 2.2 hereof.
3.Holdback Escrow Agreement. The definition of Holdback Escrow Agreement in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety. Exhibit I to the Purchase Agreement is hereby deleted in its entirety.
4.Release Deed.
(a)Section 1.1 of the Purchase Agreement is hereby amended to add the following defined term in the appropriate alphabetical location:

“Air Rights Slice” shall mean that certain air space described by the revisions to the legal description of the air space above Lots 3 and 4 effectuated by the Third Amendment to Deed recorded with the Suffolk County Registry of Deeds in Book 23457, Page 240, which air space was omitted from the Quitclaim Deed made by HH Boston Back Bay LLC, a Delaware limited liability company, dated December 13, 2012 and recorded December 19, 2012 in Book 50681, Page 214 in the Clerk’s Office of the Circuit Court of Suffolk County.
(b)The definition of “Deed” in Section 1.1 of the Purchase Agreement is hereby deleted and replaced in its entirety by the following:
“Deed” shall mean, collectively, (i) a quitclaim deed in substantially the form attached hereto as Exhibit C conveying title to the Real Property from Seller to Purchaser (the “Quitclaim Deed”) and (ii) a release deed in form and substance reasonably acceptable to Purchaser, Seller and the Title Company conveying title to the Air Rights Slice, without warranty or covenant, from Seller to Purchaser (the “Release Deed”), which Release Deed of the Air Rights Slice may be included in the Quitclaim Deed or conveyed by separate instrument.
5.Building Permits. The Purchase Agreement is hereby amended to add the following as Section 6.7 thereof:
1.7Building Permits. Seller shall use commercially reasonable efforts to close out the open building permits set forth on Schedule 6.7 attached hereto prior to Closing.
6.Façade.
(a)Section 1.1 of the Purchase Agreement is hereby amended to add the following defined terms in the appropriate alphabetical location:
“Façade Review Update” shall have the meaning given to such term in Section 6.8 hereof.
“Façade Work” shall have the meaning given to such term in Section 6.8 hereof.
“Façade Work Contract” shall have the meaning given to such term in Section 6.8 hereof.
“Façade Work Credit” shall have the meaning given to such term in Section 6.8 hereof.

(b)The Purchase Agreement is hereby amended to add the following as Section 6.8 thereof:
1.8Façade. Prior to Closing, Seller shall cause all work performed in connection with the repair of the façade pursuant to that certain Short Form Agreement Between the Owner and the Contractor for a Stipulated Sum, dated
February 22, 2024, by and between Premier Project Management LLC, as Agent for PIM TRS Boston Back Bay LLC, and Patriot Restoration, Inc (the “Façade Work Contract”) to be completed in its entirety, including, without limitation, all items noted in that certain Letter regarding Exterior Wall Review Update, dated February 5, 2024, by Wessling Architects to PIM Boston Back Bay LLC (the “Façade Review Update”) (such work, collectively, the “Façade Work”), and Seller shall (a) have obtained and delivered to Purchaser (x) a current Exterior Wall Certificate (as defined under the Exterior Wall Ordinance) issued for the Improvements and (y) evidence that all costs and expenses with respect to the Façade Work and the Exterior Wall Certificate have been paid in full and (b) take such action as may be required by the Title Company to release any Monetary Title Encumbrances caused by the Façade Work; provided, Seller may satisfy this obligation (and same shall not be a Seller Default) by (1) providing Purchaser with a credit at Closing in an amount equal to the sum of any unpaid costs and expenses required to complete the Façade Work and obtain the Exterior Wall Certificate (the “Façade Work Credit”) and (2) assigning the Façade Work Contract to Purchaser at Closing pursuant to the Assignment and Assumption Agreement.
(c)The Purchase Agreement is hereby amended to add the following as the second to last paragraph of Section 7.6 thereof:
In the event Seller has not satisfied the requirements of Section 6.8 as of the Closing Date, Seller shall provide (and no Seller Default shall have occurred if Seller provides) Purchaser with a credit at Closing in the amount of the Façade Work Credit.
7.Inspections.
(a)Section 1.1 of the Purchase Agreement is hereby amended to add the following defined terms in the appropriate alphabetical location:
“Deficient Inspection Contracts” shall mean, collectively, (i) that certain Quotation from Cintas to Hilton Boston Bay Back – Remington Hotels, Quote #S2402124711 – 2, dated February 15, 2024 and that certain Quotation from Cintas to PIM TRS Boston Back Bay LLC dba Hilton Boston Bay Back – Remington Hotels, Quote #S2402124719 – 2, dated February 15, 2024, attached hereto as Exhibit B-1, (ii) that certain Repair Work Order from TK Elevator

Corporation to Ntll-Hilton Boston Back Bay, dated February 15, 2024, attached hereto as Exhibit B-2 and (iii) that certain Proposal for Smoke Control Semiannual Testing from Jensen Hughes, dated February 20, 2024, attached hereto as Exhibit B-3.
“Deficient Inspections” shall mean the inspection failures and deficiencies at the Property which must be performed that are: (i) described in that certain Quotation rom Cintas to Hilton Boston Bay Back – Remington Hotels, Quote #S2402124711 – 2, dated February 15, 2024 and that certain Quotation from Cintas to PIM TRS Boston Back Bay LLC dba Hilton Boston Bay Back – Remington Hotels, Quote #S2402124719 – 2, dated February 15, 2024, attached hereto as Exhibit B-1, (ii)
regarding the three wheel chair lift annual elevator inspections and issuance of operating permits with respect thereto as outlined in that certain Repair Work Order from TK Elevator Corporation to Ntll-Hilton Boston Back Bay, dated February 15, 2024, attached hereto as Exhibit B-2 and (iii) regarding the inspection of the pressurized stair enclosures and floor-by-floor smoke control system as outlined in that certain Proposal for Smoke Control Semiannual Testing from Jensen Hughes, dated February 20, 2024, attached hereto as Exhibit B-3.
“Inspections Credit” shall have the meaning given to such term in Section 5.1(g) hereof.
“Further Work Required Event” shall have the meaning given to such term in Section 5.1(g) hereof.
“Unclean Report” shall have the meaning given to such term in Section 5.1(g) hereof.
(b)The Purchase Agreement is hereby amended to add the following as Section 5.1(g) thereof:
(g) Inspections. Seller shall have delivered to Purchaser (i) inspection reports prepared by licensed contractors and/or consultants, as applicable, indicating that no further work, action or inspection is required (x) for the issuance of valid licenses or permits with respect to the matters disclosed by the Deficient Inspections, or (y) to otherwise cause the conditions underlying the Deficient Inspections to be remedied in compliance with Applicable Law, other than administrative or ministerial actions such as submission of documentation to the appropriate Governmental Authorit(ies) and (ii) evidence that the penalties, fines, and costs, if any, associated with the matters disclosed by the Deficient

Inspections or the performance of the inspections themselves, have been paid; provided, however, if the Deficient Inspections have been performed and inspection reports completed, but such inspection reports require, or identify or disclose adverse conditions that, further work or action must be performed (an “Unclean Report”), in either case in order for the issuance of valid licenses or permits with respect to the matters that are the subject of the Deficient Inspections, or to otherwise cause the conditions underlying the Deficient Inspections to be remedied in compliance with Applicable Law (other than administrative or ministerial actions such as submission of documentation to the appropriate Governmental Authorit(ies)) (such event, a “Further Work Required Event”), Seller shall have the right to cure, during the time period for Seller to cure a Purchaser Condition Failure set forth in Section 9.1(a) hereof, and Purchaser shall accept as a “cure” of, a Further Work Required Event only (and not, for the avoidance of doubt, a failure of any or all of the Deficient Inspections to be performed at all), as follows: (1) Seller shall provide Purchaser with a credit at Closing in an amount equal to the aggregate sum of the costs and expenses, as estimated by the contractors or consultants engaged under the applicable Deficient Inspection Contracts that delivered Unclean Reports (or such other contractors reasonably approved by Purchaser if the contractors and/or consultants who performed the inspection do not themselves perform the necessary work to remedy adverse conditions disclosed by the Unclean Reports) and reasonably approved by Purchaser, required to (a) perform and complete the work identified in the Unclean Report and cause the conditions underlying the Deficient Inspections to be remedied in compliance with Applicable Law, (b) perform any further inspections recommended or necessitated by the Unclean Report, (c) obtain valid certificates, licenses and/or permits to the extent required under Applicable Law with respect to the matters that are the subject of the Deficient Inspections and/or disclosed by the Unclean Report, (d) satisfy any other requirements of Applicable Law in connection with such Deficient Inspections and the Unclean Report, and (e) pay in full any penalties, fines, and costs, if any, associated with the matters disclosed by the Deficient Inspections and/or the Unclean Report or otherwise required to comply with Applicable Law (collectively, the “Inspections Credit”) and (2) assigning the Deficient Inspection Contracts and any additional contracts entered into in connection with the Deficient Inspections and/or remedying conditions disclosed in any Unclean Report to Purchaser at Closing pursuant to the Assignment and Assumption Agreement.

(c)Exhibit B attached to the Purchase Agreement is hereby deleted and replaced in its entirety by Exhibit B-1, B-2 and B-3 attached hereto.
(d)The Purchase Agreement is hereby amended to add the following as the third to last paragraph of Section 7.6 thereof:
In the event Seller elects to cure any Purchaser Condition Failure set forth in Section 5.1(g), Seller shall provide Purchaser with a credit at Closing in the amount of the Inspections Credit.
8.Survival. Section 10.15 of the Purchase Agreement is hereby deleted and replaced in its entirety by the following:
10.15 Survival. Except to the extent (i) that Seller gives Purchaser written notice prior to Closing of the untruth or inaccuracy of any representation or warranty contained herein, (ii) Purchaser otherwise obtains Actual Knowledge prior to Closing of the untruth or inaccuracy of any representation or warranty contained herein, or (iii) of a Non Breach Inaccuracy, and in any such case, Purchaser nevertheless elects to close this transaction (in which case, the applicable representations and warranties shall be deemed modified to the extent of such Actual Knowledge or Non-Breach Inaccuracy), the representations, warranties, agreements, and indemnities made herein shall survive the Closing through but not beyond the Limitation Date (as hereinafter defined) after which such representations, warranties, agreements, and indemnities shall merge into the Closing Documents, provided that the aforesaid limitation shall not apply to (x) the prosecution of any claim made and action commenced in accordance with clauses (a) and (b) below on or prior to the Limitation Date, and (y) Retained Liabilities. The representations, warranties, indemnities and agreements of Seller set forth in this Agreement and the Closing Documents shall survive for twelve (12) months after the Closing Date (the “Limitation Date”). Seller and Purchaser hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought for the untruth or inaccuracy of any representation or warranty by Seller or any indemnity or other obligation of Seller in this Agreement or in any of the Closing Documents (a “Claim”) shall be forever barred unless, no later than the Limitation Date, Purchaser (a) delivers to Seller a written notice of the Claim setting forth the basis for such Claim, and (b) files a complaint or petition against Seller alleging such Claim in an appropriate Federal district or state court and serves the same upon Seller, in which case the Limitation Date, as to such breach, shall be extended pending resolution of such complaint or petition. Notwithstanding anything to the contrary contained in this Agreement, any Claim that Purchaser may have at any time against Seller will not be valid or effective, and Seller shall have no liability with respect thereto, unless all valid

Claims exceed Twenty-five Thousand Dollars ($25,000) in the aggregate (the “Basket”); provided that, once such aggregate of all valid Claims exceeds the Basket, Purchaser shall be entitled to pursue and receive recovery of the full amount of such Claims, including the first $25,000 thereof. Seller’s liability for damages resulting from valid Claims shall in no event exceed (x) three percent (3%) of the Purchase Price in the aggregate for the first eight (8) months following the Closing Date and (y) for the next four (4) months following the Closing Date, two percent (2%) of the Purchase Price in the aggregate (the “Cap”), provided, however, in no event shall the Basket or the Cap apply with respect to: (i) the broker representation set forth in Section 8.3, (ii) Seller’s re-proration obligations pursuant to Section 7.2, (iii) Seller’s fraud, and/or (iv) the payment of any taxes that are Retained Liabilities. To secure Seller’s obligations hereunder, on the Closing Date, Seller shall cause Ashford Hospitality Limited Partnership, a Delaware limited partnership, to sign the joinder attached hereto. Until the Limitation Date (and thereafter during the pendency of any claims of which Purchaser has notified Seller and instituted a proceeding in accordance with the time period set forth above), such joinder is intended to secure payment for Seller’s obligations and covenants under this Section 10.15. The provisions of this Section 10.15 shall survive the Closing.
9.Allocations. Seller and Purchaser hereby agree that the allocation of the Purchase Price between the Real Property and the Personal Property shall be as set forth on Schedule 2.2(c) attached hereto.
10.New Management Agreement. Seller and Purchaser hereby agree that the form of New Management Agreement is attached hereto as Exhibit C.
11.Go Hard Notice. This Amendment shall constitute Purchaser’s “Go Hard Notice” pursuant to Section 2.4 of the Purchase Agreement. Seller acknowledges that such Go Hard Notice has been timely received and accepted by Seller.
12.Full Force and Effect. In the event of any inconsistency between this Amendment and the Purchase Agreement, the terms of this Amendment shall govern and control. Except as amended hereby, the terms and provisions of the Purchase Agreement remain unmodified and in full force and effect and are ratified and confirmed.
13.Counterparts. The parties may sign this Amendment in counterparts and by telecopier or Adobe portable document format file. Separately signed counterparts shall form a single document.
14.Governing Law. This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts.

15.Form 8K and Press Release. Seller and Purchaser hereby agree that Seller or its Affiliate shall be permitted to (a) file the Form 8-K attached hereto as Exhibit D with the United States Securities and Exchange Commission and (b) submit and/or distribute the press release attached hereto as Exhibit E.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the first date and year written above.

SELLER:

PIM BOSTON BACK BAY LLC,
a Delaware limited liability company

By: /s/ J. Robinson Hays
Name: J. Robinson Hays
Title:    President

PIM TRS BOSTON BACK BAY LLC,
a Delaware limited liability company

By: /s/ Deric Eubanks
Name: Deric Eubanks
Title:    President

[Signatures continue on following page]

[Signature Page to Amendment to Agreement of Purchase and Sale]

PURCHASER:

BEANTOWN HOTEL OWNER LLC,
a Delaware limited liability company

By: /s/ Nolan Hecht
Name: Nolan Hecht
Title:    Authorized Signatory

[Signature Page to Amendment to Agreement of Purchase and Sale]